Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS, ERNST & YOUNG

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-79225 and 333-51034) pertaining to the Corinthian Colleges, Inc. Amended and Restated 1998 Performance Award Plan and (Form S-8 No. 333-51032) pertaining to the Corinthian Colleges, Inc. Employee Stock Purchase Plan of our report dated August 13, 2003 (except for Notes 5 and 12, as to which the date is September 3, 2003), with respect to the consolidated financial statements of Corinthian Colleges, Inc. and subsidiaries included in the Annual Report (Form 10-K/A) for the year ended June 30, 2003.

Our audits also included the information as of June 30, 2003 and 2002, and for each of the two years in the period ended June 30, 2003 included in the financial statement schedule of Corinthian Colleges, Inc. and subsidiaries listed in Item 15(a). This schedule is the responsibility of the Company’s management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ ERNST & YOUNG LLP

Orange County, California

September 24, 2003

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